As filed with the Securities and Exchange Commission on June 7, 2002
                                                    Registration No. 333-
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            -----------------------

                           Deltic Timber Corporation
             (Exact name of registrant as specified in its charter)

           Delaware                        0811, 2421                71-0795870
(State or other jurisdiction of   (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)     Classification Code Number)   Identification No.)

                              210 East Elm Street
                                 P.O. Box 7200
                            El Dorado, AR 71731-7200
                                 (870) 881-9400
                    (Address of principal executive offices)

                            -----------------------

              DELTIC TIMBER CORPORATION 2002 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                            -----------------------

                                W. Bayless Rowe
                                General Counsel
                              210 East Elm Street
                              Post Office Box 7200
                            El Dorado, AR 71731-7200
                                 (870) 881-6409
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                                 Andrew Stumpff
                             Davis Polk & Wardwell
                              450 Lexington Avenue
                               New York, NY 10017
                                 (212) 450-4000

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                               Proposed Maximum     Proposed Maximum      Amount of
                                                            Amount to be      Offering Price Per   Aggregate Offering   Registration
Title of Each Class of Securities to be Registered       Registered (1) (2)        Share(3)            Price(2)(3)         Fee (4)
------------------------------------------------------- -------------------- -------------------- -------------------- -------------
Deltic Timber Corporation Common Stock par value $.01        1,800,000               $31.18          $32,211,247.32      $2,963.44
   per share (3)
====================================================================================================================================

(1) Plus an indeterminate number of additional shares which may be offered or issued to prevent dilution from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purposes of this offering under Rule 457. Pursuant to Rules 457(h) and 457(c) of the Securities Act of 1933, as amended (the "Securities Act"), as to 1,033,074 shares, the proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the average of the high and low price per share of Deltic Timber Corporation (the "Registrant") securities being registered as reported on the New York Stock Exchange on June 4, 2002. The remaining 766,926 securities being registered were previously registered by the Registrant under the Deltic Timber Corporation 1996 Stock
      Incentive Plan (the "1996 Plan") on a registration statement on Form S-8 filed on August 25, 1997 (Registration No. 333-34317). The Registrant has filed a Post-Effective Amendment to deregister such shares from the registration statement filed with respect to the 1996 Plan.

(3) This Registration Statement on Form S-8 ("Registration Statement") for the Deltic Timber Corporation 2002 Stock Incentive Plan (the "2002 Plan") also pertains to Rights to Purchase one one-hundredth of a share of Series A Preferred Stock, par value $1.00 per share, of the Registrant (the "Rights"). Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the Registrant's common stock par value $.01 per share ("Common Stock") and will be transferred along with and only with such securities. Thereafter, separate Rights certificates will be issued representing one Right for each share of the Registrant's Common Stock held subject to adjustment pursuant to anti-dilution provisions.

(4) 766,926 shares of the shares being registered are shares which were previously registered under the Registrant's 1996 Plan on a registration statement filed on August 25, 1997, Registration No. 333-34317. The Registrant has filed a Post-Effective Amendment to deregister such shares. The associated registration fee previously paid on these shares under the prior registration statement is hereby carried forward to cover that portion of the registration fee under this Registration Statement that corresponds to the shares which were previously available for grant under the 1996 Plan. Accordingly, the registration fee under the Registration Statement for the 2002 Plan is being calculated with respect to 1,033,074 shares.

===============================================================================

            This Registration Statement Includes a Total of 8 Pages.
                          Exhibit Index in on Page 8.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The information specified by Item 1 and Item 2 of Part I of the Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act, and the introductory note to
Part I of the Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b)(1).


                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents previously filed with the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein:

      (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as amended on April 15, 2002.

      (2) The Registrant's Quarterly Report on Form 10-Q for the three months ended March 31, 2002.

      (3) All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment (i) which indicates that all securities offered herein have been sold, or (ii) which deregisters all securities then remaining unsold.

      (4) The description of the Registrant's Common Stock and of the Rights, each contained in the Registrant's registration statement on Form 10 as declared effective on December 5, 1996, filed under the Exchange Act, including any amendment thereto or report filed for the purpose of updating either of such descriptions.

      Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   DESCRIPTION OF SECURITIES

      Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

      None.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Reference is made to section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which a director derived an improper personal benefit. The Registrant's certificate of incorporation eliminates the liability of directors to the fullest extent permitted by Delaware law.

      Reference is made to section 145 of the DGCL which provides that a corporation may indemnify directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they act in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise. The Registrant's certificate of incorporation provides for indemnification of its directors and officers, to the fullest extent permitted by Delaware law.

      In addition, the Registrant has purchased and maintains directors' and officers' liability insurance.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

Item 8.   EXHIBITS

      4.01 Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996).*

      4.02 Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996).*

      5     Opinion of Davis Polk & Wardwell.

      23.01 Consent of Independent Public Accountants - KPMG LLP.

      23.02 Consent of Davis Polk & Wardwell (included in their opinion filed as Exhibit 5).

      24 Powers of attorney (included on the signature page of this registration statement)

      99    Deltic Timber Corporation 2002 Stock Incentive Plan.

---------
* Incorporated by reference.

Item 9.   UNDERTAKINGS

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the 2002 Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Dorado, State of Arkansas, on June 7, 2002.


                                             DELTIC TIMBER CORPORATION


                                             By: /s/ W. Bayless Rowe
                                                 ------------------------------
                                                 W. Bayless Rowe
                                                 Vice President,
                                                 Secretary and General Counsel

                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Ron L. Pearce, Clefton D. Vaughan and W. Bayless Rowe and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Deltic Timber Corporation to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any requirements of the Securities and Exchange Commission (the "Commission") in respect thereof, in connection with the filing with the Commission of this Registration Statement on Form S-8 ("Registration Statement") under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed this 7th day of June, 2002 by the following persons in the following capacities.

           Signature                                  Title
           ---------                                  -----

/s/ Robert C. Nolan
--------------------------------
Robert C. Nolan                        Chairman and Director

/s/ O.H. Darling, Jr.
--------------------------------
O.H. Darling, Jr.                      Director

/s/ R. Hunter Pierson, Jr.
--------------------------------
R. Hunter Pierson, Jr.                 Director

/s/ Christoph Keller, III
--------------------------------
Christoph Keller, III                  Director

/s/ Alex R. Lieblong
--------------------------------
Alex R. Lieblong                       Director

/s/ R. Madison Murphy
--------------------------------
R. Madison Murphy                      Director

/s/ J. Thurston Roach
--------------------------------
J. Thurston Roach                      Director

/s/ John C. Shealy
--------------------------------
John C. Shealy                         Director

/s/ Ron L. Pearce
--------------------------------       President and Chief Executive Officer and
Ron L. Pearce                          Director (Principal Executive Officer)

/s/ Emily R. Evers
--------------------------------
Emily R. Evers                         Controller (Principal Accounting Officer)

           Signature                                  Title
           ---------                                  -----

/s/ Clefton D. Vaughan
--------------------------------      Vice President, Finance and Administration
Clefton D. Vaughan                    (Principal Financial Officer)

/s/ David V. Meghreblian
--------------------------------
David V. Meghreblian                  Vice President of Operations

/s/ W. Bayless Rowe
--------------------------------      Vice President, Secretary and General
W. Bayless Rowe                       Counsel

                               INDEX TO EXHIBITS


    Exhibit
     Number     Exhibit
     ------     -------

      4.01 Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996).*

      4.02 Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996).*

      5         Opinion of Davis Polk & Wardwell.

      23.01     Consent of Independent Public Accountants - KPMG LLP.

      23.02 Consent of Davis Polk & Wardwell (included in their Opinion filed as Exhibit 5).

      24 Powers of attorney (included on the signature page of this registration statement).

      99        Deltic Timber Corporation 2002 Stock Incentive Plan.

---------
* Incorporated by reference.